EXHIBIT 99.1

Intellia Therapeutics Announces Proposed Public Offering of Common Stock

CAMBRIDGE, Mass., Nov. 30, 2020 (GLOBE NEWSWIRE) – Intellia Therapeutics, Inc. (NASDAQ:NTLA), a leading genome editing company focused on developing curative therapeutics using CRISPR/Cas9 technology both in vivo and ex vivo, announced today that it has commenced an underwritten public offering of $150 million of shares of its common stock. Intellia also intends to grant the underwriters a 30-day option to purchase up to an additional fifteen percent (15%) of the shares of common stock offered in the public offering. All of the shares in the proposed offering are to be sold by Intellia.

Goldman Sachs & Co. LLC, Jefferies and SVB Leerink are acting as joint book-running managers for the proposed offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The shares of common stock are being offered by Intellia pursuant to a shelf registration statement that was previously filed with, and subsequently declared effective by, the U.S. Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and may be obtained, when available, from: Goldman Sachs & Co. LLC, by mail at 200 West Street, New York, NY 10282, Attention: Prospectus Department, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; Jefferies LLC, by mail at 520 Madison Avenue, 2nd Floor, New York, NY 10022, Attention: Equity Syndicate Prospectus Department, by telephone at (877) 547-6340, or by email at Prospectus_Department@Jefferies.com; SVB Leerink LLC, by mail at One Federal Street, 37th Floor, Boston, MA 02110, Attention: Syndicate Department, by telephone at (800) 808-7525, ext. 6132, or by email at syndicate@svbleerink.com; or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Intellia Therapeutics

Intellia Therapeutics is a leading genome editing company focused on developing proprietary, curative therapeutics using the CRISPR/Cas9 system.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding Intellia’s anticipated public offering. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release, such as the intended offering terms, are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Intellia’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Intellia’s other filings with the SEC, including those contained or incorporated by reference in the preliminary prospectus supplement and accompanying prospectus related to the proposed public offering to be filed with the SEC. Any forward-looking statements contained in this press release represent Intellia’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Intellia explicitly disclaims any obligation to update any forward-looking statements, except as required by law.

Intellia Contacts:

Investors:

Lina Li

Associate Director

Investor Relations

+1 857-706-1612

lina.li@intelliatx.com

Media:

Jennifer Mound

Smoter Senior Vice President

External Affairs & Communications

+1 857-706-1071

jenn.smoter@intelliatx.com

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